SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-54259

Date of Report: April 26, 2011

CHINA SURE WATER (USA) INC.

(Exact name of registrant as specified in its charter)

New York	11-3137508
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

14 Wall Street, 20th Floor, New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(646) 783-2638

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On April 26, 2011 the Registrant filed a Restated Certificate of Incorporation with the State of New York.  The filing amended the Registrant’s Certificate of Incorporation thus:

a.	changed the location of the office of the Corporation within the State of New York from the County of Nassau to the County of New York;

b.
increased the aggregate number of shares which the Corporation shall have the authority to issue from 400,000,000 shares of common stock, par value $.001 per share, to 410,000,000 shares, consisting of 400,000,000 shares, par value $.001 per share, classified as common shares, and 10,000,000 shares, par value $.001 per share, classified as preferred shares; and

c.	changed the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him.

Item 9.01	Financial Statements and Exhibits

Exhibits

3-a	Restated Certificate of Incorporation of China Sure Water (USA) Inc., filed on April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: May 2, 2011	China Sure Water (USA) Inc.
	By:	Guo Xinhong
Guo Xinhong Chief Executive Officer